Exhibit 10.16.2
[*] = Portions of this exhibit have been omitted pursuant to a Confidential Treatment Request. An unredacted version of this exhibit has been filed separately with the Commission.
FORM OF
ATLAS AIR WORLDWIDE HOLDINGS, INC.
PERFORMANCE SHARE UNIT AGREEMENT
     THIS PERFORMANCE SHARE UNIT AGREEMENT, dated as of [•], 2008 (the “Agreement”), is between Atlas Air Worldwide Holdings, Inc. (the “Company”), a Delaware corporation, and __________ (the “Employee”).
     WHEREAS, the Employee has been granted the following award under the Company’s 2007 Incentive Plan (the “Plan”);
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.
          1. Award of Performance Share Units. Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Employee is hereby awarded [•]1 performance share units (“Performance Share Units”), which constitute the right to receive, without payment, (i) up to [•]2 shares of common stock of the Company upon the Company’s satisfaction of certain performance criteria as described in Section 2 below (the “Unit Delivered Shares”), and (ii) the right to receive, without payment, additional shares of common stock on the same basis as the Unit Delivered Shares, equal in value to the dividends, if any, which would have been paid with respect to the common stock underlying the Unit Delivered Shares had such common stock been issued to the Employee on [•], 2008 (the “Deferred Dividend Shares”), in each case subject to the terms and conditions of the Plan and those set forth herein. The Unit Delivered Shares and the Deferred Dividend Shares are collectively referred to herein as the “Performance Share Award.” The Performance Share Award is granted on [•], 2008 (the “Date of Grant”).
          2. Vesting of Performance Share Award; Delivery of Performance Share Units; Treatment upon Termination of Service.
               (a) Vesting Generally. Subject to the following provisions of this Section 2 and the other terms and conditions of this Agreement, the Performance Share Units shall become vested (meaning that the Employee shall be entitled to receive a certain number of shares of the Company’s common stock in respect of each Performance Share Unit as determined pursuant to Section 2(b)) if, and only if: (x) the Employee remains continuously employed by the Company or its subsidiaries from the date hereof until December 31, 2010, (y) there is a Termination of Service of the Employee pursuant to Section 2(d) or 2(e), as further provided in such Sections, or (z) the conditions of Section 2(f) are satisfied on or before December 31, 2010.
               (b) Determination of Number of Unit Delivered Shares Upon Satisfaction of Performance Criteria. Notwithstanding anything to the contrary in this Agreement, shares of the Company’s common stock underlying the Performance Share Award

[1]	Insert the target number.

[2]	Insert the maximum number.

will only become deliverable by the Company in respect of vested Performance Share Units and only upon satisfaction of the achievement of certain relative ROIC and EBT Growth levels as described below (the “Performance Criteria”) during the period beginning January 1, 2008 and ending December 31, 2010 (the “Performance Period”), as compared to the ROIC and EBT Growth of the companies listed in Annex A attached hereto (the “Peer Companies”) for the same period.3 The number of Unit Delivered Shares and Deferred Dividend Shares in respect of each vested Performance Share Unit, if any, shall be determined in accordance with Annex B hereto (the “Performance Unit Plan Matrix”). Each cell of the Performance Unit Plan Matrix sets forth in percentage terms the number of the Company’s common shares related to each vested Performance Share Unit that will become Unit Delivered Shares for each performance level. Performance Share Units are originally awarded on the basis of [ * ] Performance Share Unit to [ * ] Unit Delivered Share, subject to adjustment depending on the level of achievement set forth in the Performance Unit Plan Matrix. Performance between points outlined on the matrix will be interpolated on a [ * ] basis. By way of example only, at [ * ]% achievement, each vested Performance Share Unit shall represent the right to receive [ * ] Delivered Share ([ * ] x [ * ]%); at [ * ]% achievement, each vested Performance Share Unit shall represent the right to receive [ * ] Unit Delivered Shares ([ * ] x [ * ]%) at [ * ]% achievement, each vested Performance Share Unit shall represent the right to receive [ * ] of a Delivered Share ([ * ] x [ * ]%); and at [ * ] percent achievement, the holder [ * ] in respect of [ * ] vested Performance Share Unit ([ * ] x [ * ]%).
                    (1) ROIC for the Company shall be measured against ROIC for the Peer Companies as set forth in the Performance Unit Plan Matrix. “ROIC” for the Company and each Peer Company shall mean a fraction where the numerator is cumulative NOPAT over the Performance Period and the denominator is Average Invested Capital (calculated as the average of capital for 2007, 2008, 2009 and 2010), in each case calculated in accordance with generally accepted accounting principles (“GAAP”). “NOPAT” is defined as operating income minus Cash Tax Paid. “Cash Tax Paid” is defined as income taxes as reflected on the income statement minus deferred taxes as reflected on the cash flow statement. “Average Invested Capital” is defined as the average of the beginning and ending Invested Capital during the year. “Invested Capital” is defined as capital lease obligations, plus short and long term debt plus total stockholders equity minus an amount equal to cash and cash equivalents. Invested Capital shall exclude investment amounts associated with aircraft acquisition until the first time that such aircraft is flown under a customer contract at which time all amounts accrued with respect to such aircraft shall be considered in the Average Invested Capital calculation from such date.
                    (2) EBT Growth for the Company shall be measured against EBT Growth for the Peer Companies as set forth in the Performance Unit Plan Matrix. “EBT” shall mean income before income taxes (or pre-tax income), in accordance with GAAP. EBT Growth for the Company and each Peer Company shall be calculated by averaging the percentage increase or decrease in EBT for each of the three years ended December 31 in the Performance Period. EBT increase or decrease for each twelve month period shall be calculated by subtracting EBT for the twelve months ended December 31 for the current year from EBT for the twelve months ended December 31 for the prior year and dividing the resulting difference in

[3]	For peer companies not on a December 31 fiscal year, the average mentioned in Section 2 shall be calculated for the twelve month period ended December 31.

EBT by the EBT for the twelve months ended December 31 for the prior year. This calculation will be performed for the Company and for each Peer Company.
                    (3) The ROIC ratio will exclude the unconsolidated results of Polar Air Cargo Worldwide after the Block Space Agreement commencement date. The calculations for ROIC and EBT shall be adjusted for the following non-recurring items to the extent reflected on the Company’s or the peer companies’ financial statements: [ * ]. These adjustments shall be made on an “After-tax basis” with respect to ROIC and on a pre-tax basis with respect to EBT. “After-tax basis” shall mean the product of the amount of each non-recurring item times the difference between one and the cash tax rate as published in the Company’s and each peer group company’s annual report on Form 10-K for the respective fiscal year measurement period.
               (c) Delivery of Unit Delivered Shares. Subject to the terms of this Agreement and satisfaction of any withholding tax liability pursuant to Section 5 hereof, the Company shall promptly deliver to the Employee after the Determination Date, a certificate or shall credit the Employee’s account so as to evidence the number of Unit Delivered Shares and Deferred Dividend Shares, if any, to which the Employee is entitled hereunder, as calculated in accordance with Section 2(b) above. Any former Employee, upon Disability or Termination of Service not for Cause, or the estate of an Employee, upon death, will continue to hold the vested portion of the Performance Share Award not terminated upon the Termination of Service, subject to the restrictions and all terms and conditions of this Agreement.
     For the purposes of this Agreement, the term “Determination Date” means the date on which the Committee certifies (as required by Section 162(m) of the Internal Revenue Code) whether and at what level the Performance Criteria have been achieved. The Committee shall make such determination no later than March 15, 2011.
               (d) Death or Disability. In the event of a termination of the Employee’s employment with the Company or its Subsidiaries (a “Termination of Service”) by reason of the Employee’s death or Disability occurring after the date hereof, but before January 1, 2011, the portion of the Performance Share Award that will vest is calculated by dividing the number of days from January 1, 2008 until the date of Disability or death, by the total number of days in the Performance Period, multiplied by the Performance Share Award amount.
     In all events, the appropriate number of Unit Delivered Shares and Deferred Dividend Shares, if any (calculated as provided in Section 2(b)) shall not be delivered until the completion of the Performance Period and the Determination Date. For purposes of this Agreement, a Termination of Service shall be deemed to be by reason of “Disability” if upon such Termination of Service, the Employee (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of such impairment Employee is receiving income replacement benefits for a period of not less than three months under the Company’s Long Term Disability Plan.
               (e) Termination by the Company Not For Cause. In the event of Termination of Service of the Employee by reason of an involuntary termination by the

Company and its Subsidiaries not for Cause occurring after the date hereof, but before January 1, 2011, the portion of the Performance Share Award that will vest is calculated by dividing the number of days from January 1, 2008 until the date of the Termination of Service by reason of an involuntary termination not for Cause, by the total number of days in the Performance Period, multiplied by the Performance Share Award amount.
     In all events, the appropriate number of Unit Delivered Shares and Deferred Dividend Shares, if any (calculated as provided in Section 2(b) shall not be delivered until the completion of the Performance Period and the Determination Date. For purposes of this Agreement, “Cause” shall mean (i) the Employee’s refusal or failure (other than during periods of illness or disability) to perform the Employee’s material duties and responsibilities to the Company or its Subsidiaries, (ii) the conviction or plea of guilty or nolo contendere of the Employee in respect of any felony, other than a motor vehicle offense, (iii) the commission of any act which causes material injury to the reputation, business or business relationships of the Company or any of its Subsidiaries including, without limitation, any breach of written policies of the Company with respect to trading in securities, (iv) any other act of fraud, including, without limitation, misappropriation, theft or embezzlement, or (v) a violation of any applicable material policy of the Company or any of its Subsidiaries, including, without limitation, a violation of the laws against workplace discrimination.
               (f) Change in Control. Notwithstanding any provision of this Section 2 to the contrary, the Performance Share Award shall become immediately and fully vested and the Unit Delivered Shares and Deferred Dividend Shares underlying the Performance Share Award will be delivered in connection with and immediately prior to a Change in Control of the Company on the basis of [ * ]% achievement in relation to the Performance Criteria Matrix.
     For purposes of this Agreement, “Change in Control of the Company” means and shall be deemed to have occurred if (i) any Person (within the meaning of the Exchange Act) or any two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company (or other securities convertible into voting securities of the Company) representing 40% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, or (ii) the Board of Directors of the Company shall not consist of a majority of Continuing Directors.
     For purposes of this Agreement, “Continuing Directors” shall mean the directors of the Company on the date hereof and each other director, if such other director’s nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.
               (g) Other Terminations of Service. Except as provided for herein or in the Plan, any Termination of Service of the Employee occurring before December 31, 2010 (including a Termination of Service initiated by the employee) and before a Change in Control of the Company, shall result in the immediate and automatic termination of the Performance Share Award.

          3. Transfer. The shares of the Company’s common stock underlying the Performance Share Award when delivered following the Determination Date upon the satisfaction of the Performance Criteria may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof. Otherwise, the Performance Share Award shall not be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part.
          4. Expenses of Issuance of Shares. The issuance of stock certificates hereunder shall be without charge to the Employee. The Company shall pay, and indemnify the Employee from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the issuance of the common stock underlying the Performance Share Award.
          5. Tax Withholding. No shares of the Company’s common stock underlying the Performance Share Award will be issued until the Employee pays to the Company an amount sufficient to allow the Company to satisfy its tax withholding obligations. To this end, the Employee shall either:
(a)	pay the Company the amount of tax to be withheld (including through payroll withholding),

(b)	deliver to the Company other shares of stock of the Company owned by the Employee prior to such date having a fair market value, as determined by the Committee, not less than the amount of the withholding tax due, which either have been owned by the Employee for more than six (6) months or were not acquired, directly or indirectly, from the Company,

(c)	make a payment to the Company consisting of a combination of cash and such shares of stock, or

(d)	request that the Company cause to be withheld a number of vested shares of stock having a then fair market value sufficient to discharge minimum required federal, state and local tax withholding (but no greater than such amount).
          6. References. References herein to rights and obligations of the Employee shall apply, where appropriate, to the Employee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.
          7. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:
Atlas Air Worldwide Holdings, Inc.
2000 Westchester Avenue
Purchase, New York 10577
Attention: General Counsel
If to the Employee:
At the Employee’s most recent address shown on the Company’s corporate records, or at any other address which the Employee may specify in a notice delivered to the Company in the manner set forth herein.
     8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws of any jurisdiction which would cause the application of law, other than the State of New York, to be applied.
     9. Rights of a Stockholder. The Employee shall have no right to transfer, pledge, hypothecate or otherwise encumber such Unit Delivered Shares or Deferred Dividend Shares. Once the Unit Delivered Shares and Deferred Dividend Shares vest and the shares of common stock underlying those units or shares have been delivered, but not until such time and only with respect to the shares of common stock so delivered, the Employee shall have the rights of a stockholder, including, but not limited to, the right to vote and to receive dividends.
     10. No Right to Continued Employment. This Performance Share Award shall not confer upon the Employee any right with respect to continuance of employment by the Company nor shall this Performance Share Award interfere with the right of the Company to terminate the Employee’s employment at any time.
     11. Provisions of the Plan. Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. This Agreement and the awards and grants set forth herein shall be subject to and shall be governed by the terms set forth in the Plan, a copy of which has been furnished to the Employee and which is incorporated by reference into this Agreement. In the event of any conflict between this Agreement and the Plan, the Plan shall control.
     12. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS AS A SEPARATE PAGE]

     IN WITNESS WHEREOF, the undersigned have executed this Performance Share Agreement as of the date first above written.

ATLAS AIR WORLDWIDE HOLDINGS, INC.
By:
Name:
Title:

Employee

Annex A
Peer Group
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[ * ]
[ * ]
[ * ]
[ * ]
[ * ]
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[ * ]
[ * ]
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[ * ]
[ * ]
[ * ]
If ROIC or EBT information is unavailable for one of the companies listed above, then such company shall be omitted from the peer group and from any and all calculations under this Agreement.

Annex B
Performance Unit Plan Matrix
Performance Relative to Peer Group: ROIC

	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
Performance Relative to Peer Group:
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]